                                                                  Exhibit 10.1.1


                               ODIMO INCORPORATED
                    AMENDED AND RESTATED STOCK INCENTIVE PLAN


         1. ESTABLISHMENT, EFFECTIVE DATE AND TERM

         Odimo Incorporated, a Delaware corporation hereby establishes the Amended and Restated "Odimo Incorporated Stock Incentive Plan." The Effective Date of the Plan shall be the date that the Plan was approved by the stockholders of Odimo Incorporated in accordance with its Bylaws and the laws of the State of Delaware, or such later date as is provided in the resolutions adopting the Plan. Unless earlier terminated pursuant to Section 15(h) hereof, the Plan shall terminate on the tenth anniversary of the Effective Date. Capitalized terms used herein are defined in Appendix 1 attached hereto.

         2. PURPOSE

         The purpose of the Plan is to advance the interests of the Company by allowing the Company to attract, retain, reward and motivate Eligible Individuals by providing them with an opportunity to acquire or increase a proprietary interest in Odimo Incorporated and incentives to expend maximum effort for the growth and success of the Company so as to strengthen the mutuality of the interests between the Eligible Individuals and the stockholders of Odimo Incorporated.

         3. ELIGIBILITY

         Awards may be granted under the Plan to any Eligible Individual as determined by the Committee from time to time on the basis of their importance to the business of the Company pursuant to the terms of the Plan.

         4. ADMINISTRATION

                  (a) COMMITTEE. The Plan shall be administered by the Committee, which shall have the full power and authority to take all actions, and to make all determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan, any Award granted or any Award Agreement entered into hereunder. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect as it may determine in its sole discretion. The decisions by the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan, any Award or any Award Agreement entered into under the Plan.

                  (b) ADVISORS TO COMMITTEE. The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to employees of the Company to execute agreements or other documents on behalf of the Committee in connection with the administration of the Plan. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant, or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant, or agent.

                  (c) PARTICIPANTS OUTSIDE THE U.S. In order to conform with the provisions of local laws and regulations in foreign countries in which the Company operates, the Committee shall have the sole discretion to (i) modify the terms and conditions of the Awards granted under the Plan to Eligible

Individuals located outside the United States; (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances present by local laws and regulations; and (iii) take any action which it deems advisable to comply with or otherwise reflect any necessary governmental regulatory procedures, or to obtain any exemptions or approvals necessary with respect to the Plan or any subplan established hereunder.

                  (d) LIABILITY AND INDEMNIFICATION. No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan, any Award granted or any Award Agreement entered into hereunder. The Company shall, to the maximum extent permitted by applicable law and the Certificate of Incorporation and Bylaws of Odimo Incorporated, indemnify and hold harmless each Covered Individual against any cost or expense (including reasonable attorney fees reasonably acceptable to the Company) or liability (including any amount paid in settlement of a claim with the approval of the Company), and amounts advanced to such Covered Individual necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, any Award granted or any Award Agreement entered into hereunder. Such indemnification shall be in addition to any rights of indemnification such individuals may have under applicable law or under the Certificate of Incorporation or Bylaws of Odimo Incorporated. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by a Covered Individual with regard to Awards granted to such Covered Individual under the Plan or arising out of such Covered Individual's own fraud or bad faith.

         5. COMMON STOCK

                  (a) SHARES AVAILABLE FOR AWARDS. The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be Thirteen Million Nine Hundred Eighty-Four and Seven Hundred Seventy-One (13,984,771) shares, subject to adjustment as provided in the Plan.

                           (i) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of Thirteen Million Nine Hundred Eighty-Four Thousand and Seven Hundred Seventy-One (13,984,771) of such shares shall be available exclusively for the grant of Options and Stock Appreciation Rights. If an Option is in tandem with a Stock Appreciation Right, such that the exercise of the Option or Stock Appreciation Right with respect to a share of Common Stock cancels the tandem Stock Appreciation Right or Option, respectively, with respect to such share, the tandem Option and Stock Appreciation Right with respect to each share of Common Stock shall be counted as covering but only share of Common Stock for purposes of applying the limitations of this Section.

                           (ii) No more than Six Million Nine Hundred Ninety-Two Thousand and Three Hundred Eighty-Five (6,992,385) shares of Common Stock may be subject to grants of Options and Stock Appreciation Rights to any one Eligible Individual during any one fiscal year. If an Option is in tandem with a Stock Appreciation Right, such that the exercise of the Option or Stock Appreciation Right with respect to a share of Common Stock cancels the tandem Option or Stock Appreciation Right, respectively, with respect to such share, the tandem Option and Stock Appreciation Right with respect to such share shall be counted as covering only one share of Common Stock for purposes of applying the limitations of this Section.

                           (iii) No more than Six Million Nine Hundred
         Ninety-Two Thousand and Three Hundred Eighty-Five (6,992,385) shares of Common Stock may be subject to grants of Performance Shares, Restricted Stock, Restricted Stock Units, and Awards of Common Stock to any one Eligible Individual during any one fiscal year.

                           (iv) The maximum value at Grant Date of grants of Performance Units which may be granted to any one Eligible Individual during any one fiscal year shall be $1,000,000.

                  (b) CANCELLED, FORFEITED, OR SURRENDERED AWARDS. If any Award is cancelled, forfeited, exchanged, surrendered or terminated for any reason prior to exercise or becoming vested in full, the shares of Common Stock that were subject to such Award will to the extent cancelled, forfeited, exchanged, surrendered or terminated be available for future Awards granted under the Plan as if said Award had never been granted.

                  (c) RECAPITALIZATION. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Odimo Incorporated by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of Odimo Incorporated or other increase or decrease in such shares effected without receipt of consideration by Odimo Incorporated occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Committee (i) in the aggregate number and kind of shares of Common Stock available under the Plan; (ii) in the number and kind of shares of Common Stock issuable upon exercise (or vesting) of outstanding Awards granted under the Plan; and (iii) in the Exercise Price per share of outstanding Options granted under the Plan. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment under this Section 5(c), and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. Any adjustments made under this Section 5(c) with respect to any Incentive Stock Options must be made in accordance with Code Section 424.

         6. OPTIONS

                  (a) GRANT OF OPTIONS. Subject to the terms and conditions of the Plan, the Committee may grant to Eligible Individuals Options to purchase such number of shares of Common Stock on such terms and conditions as the Committee may determine. Each grant of an Option must satisfy the requirements set forth in this Section. No Option may be exercised until the occurrence of a Realization Event.

                  (b) TYPE OF OPTIONS. Each Option granted under the Plan may be designated by the Committee, in its sole discretion, as either (i) an Incentive Stock Option, or (ii) a Non-qualified Stock Option. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Code
Section 422 shall be re-designated as Non-qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Committee. In the absence of any designation, Options granted under the Plan will be deemed to be Non-qualified Stock Options.

                  (c) EXERCISE PRICE. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, the Exercise Price of an Option shall be fixed by the Committee and stated in the respective Award Agreement, provided that the Exercise Price may not be less than Fair Market Value of the Common Stock, or if greater, the par value of the Common Stock, as of the Grant Date.

                  (d) LIMITATION ON OPTION PERIOD. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, Options granted under the Plan and all rights to purchase Common Stock thereunder shall terminate no later than the tenth anniversary of the Grant Date of such Options, or on such earlier date as may be stated in the Award Agreement relating to such Option. In the case of Options expiring prior to the tenth anniversary of the Grant Date, the Committee may in its discretion, at any time prior to the expiration or termination of said Options, extend the term of any such Options for such additional period as it may determine, but in no event beyond the tenth anniversary of the Grant Date thereof.

                  (e) LIMITATIONS ON INCENTIVE STOCK OPTIONS. Notwithstanding any other provisions of the Plan, the following provisions shall apply with respect to Incentive Stock Options granted pursuant to the Plan.

                           (i) LIMITATION ON GRANTS. Incentive Stock Options may only be granted to Section 424 Employees. The aggregate Fair Market Value (determined at the time such Incentive Stock Option is granted) of the shares of Common Stock for which any individual may have Incentive Stock Options which first become vested and exercisable in any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000. Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall be treated as Non-qualified Stock Options.

                           (ii) MINIMUM EXERCISE PRICE. In no event may the Exercise Price of an Incentive Stock Option be less than 100% of the aggregate Fair Market Value of the Common Stock as of the Grant Date.

                           (iii) TEN PERCENT STOCKHOLDER. Notwithstanding any other provision of the Plan to the contrary, in the case of Incentive Stock Options granted to a Section 424 Employee who, at the time the Option is granted, owns (after application of the rules set forth in Code Section 424(d)) stock possessing more than ten percent of the total combined voting power of all classes of stock of Odimo Incorporated, such Incentive Stock Options (i) must have an Exercise Price that is at least 110% of the aggregate Fair Market Value of the Common Stock as of the Grant Date, and (ii) must not be exercisable after the fifth anniversary of the Grant Date.

                  (f) VESTING SCHEDULE AND CONDITIONS. No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Award Agreement relating thereto. Unless otherwise provided in the applicable Award Agreement, Options will vest and become exercisable on each anniversary of the Grant Date in equal annual installments over the four
(4) years following the Grant Date of the Option.

                  (g) NO EXERCISE PRIOR TO CERTAIN EVENTS. No Option shall be exercisable until the earlier of (i) a Realization Event, or (ii) nine and one-half (9-1/2) years from the date Option was granted.

                  (h) EXERCISE. When the conditions to the exercise of an Option have been satisfied, the Participant may exercise the Option only in accordance with the following provisions. The Participant shall deliver to Odimo Incorporated a written notice stating that the Participant is exercising the Option and specifying the number of shares of Common Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the aggregate Exercise Price of the shares of Common Stock for which the Option is being exercised, by one or more of the methods provided for in the Plan. Said notice must be delivered to Odimo Incorporated at its principal office and addressed to the attention of Odimo Incorporated's Chief Financial Officer. The minimum number of shares of Common Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.

                  (i) PAYMENT. Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made by one of the following methods:

                           (i) by cash, certified or cashier's check, bank draft or money order; or

                           (ii) through the delivery to Odimo Incorporated of shares of Common Stock which have been previously owned by the Participant for the requisite period necessary to avoid a charge to Odimo Incorporated's earnings for financial reporting purposes; such shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; without limiting the foregoing, the Committee may require the Participant to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in Odimo Incorporated incurring any liability under Section 16(b) of the Exchange Act.

         Notwithstanding the foregoing, the Committee may, in its sole and absolute discretion and to the extent permitted by applicable law, permit such payment to be made by one of the following methods or in any combination thereof as it may determine: (i) by the delivery of a promissory note of the Participant to Odimo Incorporated on such terms as the Committee shall specify in its sole and absolute discretion; (ii) through a "cashless exercise sale and remittance procedure" pursuant to which the Participant shall concurrently provide irrevocable instructions (1) to a brokerage firm approved by the Committee to effect the immediate sale of the purchased shares and remit to Odimo Incorporated, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income, employment, excise and other taxes required to be withheld by the Company by reason of such exercise, and (2) to Odimo Incorporated to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale; or (iii) any other method as may be permitted by the Committee.

                  (j) TERMINATION OF EMPLOYMENT, RETIREMENT, DISABILITY, OR DEATH. Unless otherwise provided in an Award Agreement, upon the termination of the employment or other service of a Participant with the Company for any reason, all of the Participant's outstanding Options (whether vested or unvested) shall be subject to the rules of this paragraph. Upon such termination, the Participant's unvested Options shall expire. Notwithstanding the foregoing, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or service of a Participant with the Company for any reason other than for Cause, a Participant or the Participant's estate, devisee or heir at law (whichever is applicable) may exercise an Option (whether vested or unvested), in whole or in part, at any time subsequent to such termination of employment or service and prior to termination of the Option pursuant to its terms. Unless otherwise determined by the Committee, temporary absence from employment because of illness, vacation, approved leaves of absence or military service shall not constitute a termination of employment or service.

                           (i) TERMINATION FOR REASON OTHER THAN CAUSE,
         DISABILITY, RETIREMENT OR DEATH. If a Participant's termination of employment is for any reason other than Cause, Disability, Retirement or death, any Option held by such Participant, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period not to exceed thirty (30) days from the date of such termination, and prior to the termination of the Option pursuant to its terms.

                           (ii) DISABILITY. If a Participant's termination of employment or service with the Company is by reason of a Disability of such Participant, the Participant shall have the right at any time within a period not to exceed one (1) year after such termination and prior to termination of the Option pursuant to its terms, to exercise, in whole or in part, any vested portion of the Option held by such Participant at the date of such termination; PROVIDED, HOWEVER, that if the Participant dies within such period, any vested Option held by such Participant upon death shall be exercisable by the Participant's estate, devisee or heir at law (whichever is applicable) for a period not to exceed one (1) year after the Participant's death and prior to the termination of the Option pursuant to its terms.

                           (iii) TERMINATION BY REASON OF RETIREMENT. If a Participant's termination of employment or service with the Company is by reason of Retirement, the Participant shall have the right at any time within a period not to exceed ninety (90) days from the date of such termination, and prior to the termination of the Option pursuant to its terms to exercise, in whole or in part, any vested portion of the Option held by such Participant at the date of such termination; PROVIDED, HOWEVER, that, if the Participant dies within such exercise period, any vested Option held by such Participant upon death shall be exercisable by the Participant's estate, devisee or heir at law (whichever is applicable) for a period not to exceed one (1) year after the Participant's death and prior to the termination of the Option pursuant to its terms.

                           (iv) DEATH. If a Participant dies while in the employment or service of the Company, the Participant's estate or the devisee named in the Participant's valid last will and testament or the Participant's heir at law who inherits the Option has the right, at any time within a period not to exceed one (1) year after the date of such Participant's death and prior to termination of the Option pursuant to its terms, to exercise, in whole or in part, any portion of the vested Option held by such Participant at the date of such Participant's death.

                           (v) OTHER TERMINATION. In the event the termination is for Cause or is a voluntary termination by the Participant within ninety (90) days after occurrence of an event which would be grounds for termination of employment by the Company for Cause (without regard to any notice or cure period requirement), any Option held by the Participant at the time of the termination for Cause or the occurrence of the event which would be grounds for termination of employment by the Company for Cause, as the case may be, shall be deemed to have terminated and expired upon such termination or upon such occurrence of the event which would be grounds for termination of employment by the Company for Cause.

         7. STOCK APPRECIATION RIGHTS

                  (a) GRANT OF STOCK APPRECIATION RIGHTS. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Stock Appreciation Rights, in such amounts, as the Committee shall determine in its sole and absolute discretion. Stock Appreciation Rights may be granted in tandem with an Option, or may be granted on a freestanding basis, not related to any Option. Each grant of a Stock Appreciation Right shall satisfy the requirements as set forth in this Section.

                  (b) TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS. Unless otherwise provided in an Award Agreement, the terms and conditions (including, without limitation, the exercise period of the Stock Appreciation Right, the vesting schedule applicable thereto and the impact of any termination of service on the Participant's rights with respect to the Stock Appreciation Right) applicable with respect to (i) Stock Appreciation Rights granted in tandem with an Option shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions applicable to the tandem Options, and (ii) freestanding Stock

Appreciation Rights shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions that would have been applicable under Section 6 above were the grant of the Stock Appreciation Rights a grant of an Option. Notwithstanding anything to the contrary, the Committee may, in its sole and absolute discretion, designate a Stock Appreciation Right as a limited Stock Appreciation Right that shall be exercisable only upon the occurrence of certain events including but not limited to a Change in Control of Odimo Incorporated.

                  (c) EXERCISE OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights (regardless of whether free-standing or tandem) shall be exercised by a Participant only by written notice delivered to the Chief Financial Officer of Odimo Incorporated, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised. Tandem Stock Appreciation Rights may only be exercised upon the surrender of the right to exercise the related Option for an equivalent number of shares of Common Stock and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable. Upon the exercise of an Option granted in connection with a Stock Appreciation Right, the related Stock Appreciation Right shall be canceled to the extent of the number of shares of Common Stock to which the Option was exercised.

                  (d) PAYMENT OF STOCK APPRECIATION RIGHT. Unless otherwise provided in an Award Agreement, upon exercise of a Stock Appreciation Right, the Participant or Participant's estate, devisee or heir at law (whichever is applicable) shall be entitled to receive payment, in cash, in shares of Common Stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Grant Date, by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are then being exercised. Notwithstanding the foregoing, the Company may limit in any manner the amount payable with respect to a Stock Appreciation Right by including such limitation in the Award Agreement.

         8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

                  (a) GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock or Restricted Stock Units, in such amounts, as the Committee shall determine in its sole and absolute discretion. Each grant of Restricted Stock or Restricted Stock Units shall satisfy the requirements as set forth in this Section.

                  (b) RESTRICTIONS. The Committee shall impose such restrictions on any Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation; time based vesting restrictions, or the attainment of Performance Goals. Unless otherwise provided in the applicable Award Agreement, Restricted Stock and Restricted Stock Units will vest and become exercisable on each anniversary of the Grant Date in equal annual installments over the three (3) years following the Grant Date of the Restricted Stock or Restricted Stock Units. Shares of Restricted Stock or Restricted Stock Units subject to the attainment of Performance Goals will be released from restrictions only after the attainment of such Performance Goals has been certified by the Committee in accordance with Section 9(c).

                  (c) CERTIFICATES AND CERTIFICATE LEGEND. With respect to a grant of Restricted Stock, the Company may issue a certificate evidencing such Restricted Stock to the Participant or issue and hold such shares of Restricted Stock for the benefit of the Participant until the applicable restrictions expire. The Company may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. In addition to any such legends, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

                  "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, are subject to certain terms, conditions, and restrictions on transfer as set forth in the Amended and Restated Odimo Incorporated Stock Incentive Plan, and in an Agreement entered into by and between the registered owner of such shares and the Company, dated _____________. A copy of the Plan and the Award Agreement may be obtained from the Secretary of the Company."

                  (d) REMOVAL OF RESTRICTIONS. Except as otherwise provided in the Plan, shares of Restricted Stock shall, subject to any applicable federal or state securities law, become freely transferable by the Participant upon the lapse of the applicable restrictions. Once the shares of Restricted Stock are released from the restrictions, the Participant shall be entitled to have the legend required by paragraph (c) above removed from the share certificate evidencing such Restricted Stock and the Company shall pay or distribute to the Participant all dividends and distributions held in escrow by the Company with respect to such Restricted Stock. Upon the lapse of the applicable restrictions with respect to any Restricted Stock Units, Odimo Incorporated shall deliver to the Participant, one share of Common Stock for each Restricted Stock Unit and any Dividend Equivalents credited with respect to such Restricted Stock Units, if any. Unless otherwise provided in an Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock for Restricted Stock Units. If a cash payment is made in lieu of delivering Common Stock, the amount of such cash payment for each share of Common Stock to which a Participant is entitled shall be equal to the Fair Market Value of the Common Stock on the date on which the applicable restrictions lapsed with respect to the related Restricted Stock Unit and any Dividend Equivalents credited with respect to such Restricted Stock Units, if any.

                  (e) STOCKHOLDER RIGHTS. Until the expiration of all applicable restrictions, the Restricted Stock shall be treated as outstanding, the Participant holding shares of Restricted Stock may exercise full voting rights with respect to such shares and shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. If any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary, at the discretion of the Committee, all such dividend and distributions may be held in escrow by the Company until all restrictions on the respective Restricted Stock have lapsed. A Participant shall not have any right with respect to Restricted Stock Units granted under the Plan to vote on any matter submitted to Odimo Incorporated's stockholders until the shares of Common Stock attributable to such Restricted Stock Units have been issued.

                  (f) TERMINATION OF SERVICE. Unless otherwise provided in a Award Agreement, if a Participant's employment or service with the Company terminates for any reason, all nonvested shares of Restricted Stock held by the Participant and any dividends or distributions held in escrow by Odimo Incorporated with respect to such Restricted Stock shall be forfeited immediately and returned to the Company, and all nonvested Restricted Stock Units and related Dividend Equivalents shall be forfeited. Notwithstanding this paragraph, all grants of Restricted Stock or Restricted Stock Units that vest solely upon the attainment of Performance Goals shall be treated pursuant to the terms and conditions that would have been applicable under Section 9(d) as if such grants of Restricted Stock or Restricted Stock Units were Awards of Performance Shares or Performance Units.

         9. PERFORMANCE SHARES AND PERFORMANCE UNITS

                  (a) GRANT OF PERFORMANCE SHARES AND PERFORMANCE UNITS. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Performance Shares and Performance Units, in such amounts, as the Committee shall determine in its sole and absolute discretion. Each grant of a Performance Share or a Performance Unit shall satisfy the requirements as set forth in this Section.

                  (b) TERMS AND CONDITIONS OF PERFORMANCE SHARES AND PERFORMANCE UNITS. The applicable Award Agreement shall set forth (i) the number of Performance Shares or the dollar value of Performance Units granted to the Participant; (ii) the Performance Period and Performance Goals with respect to each such Award; (iii) the threshold, target and maximum shares of Common Stock or dollar values of each Performance Share or Performance Unit and corresponding Performance Goals, and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. The Committee shall establish, in its sole and absolute discretion, the Performance Goals for the applicable Performance Period for each Performance Share or Performance Unit granted hereunder. Performance Goals for different Participants and for different grants of Performance Shares and Performance Units need not be identical.

                  (c) DETERMINATION AND PAYMENT OF PERFORMANCE UNITS OR PERFORMANCE SHARES EARNED. As soon as practicable after the end of a Performance Period, the Committee shall determine the extent to which Performance Shares or Performance Units have been earned on the basis of the Company's actual performance in relation to the established Performance Goals as set forth in the applicable Award Agreement and shall certify these results in writing. As soon as practicable after the Committee has determined that an amount is payable or should be distributed with respect to a Performance Share or a Performance Unit, the Committee shall cause the amount of such Award to be paid or distributed to the Participant or the Participant's estate, devisee or heir at law (whichever is applicable). Unless otherwise provided in an Award Agreement, the Committee shall determine in its sole and absolute discretion whether payment with respect to the Performance Share or Performance Unit shall be made in cash, in shares of Common Stock, or in a combination thereof. For purposes of making payment or a distribution with respect to a Performance Share or Performance Unit, the cash equivalent of a share of Common Stock shall be determined by the Fair Market Value of the Common Stock on the day the Committee designates the Performance Shares or Performance Units to be payable.

                  (d) TERMINATION OF EMPLOYMENT. Unless otherwise provided in an Award Agreement, if a Participant's employment or service with the Company terminates for any reason, all of the Participant's outstanding Performance Shares and Performance Units shall be subject to the rules of this Section.

                           (i) TERMINATION FOR REASON OTHER THAN RETIREMENT, DEATH, OR DISABILITY. If a Participant's employment or service with the Company terminates prior to the expiration of a Performance Period with respect to any Performance Units or Performance Shares held by such Participant for any reason other than Retirement, death, or Disability the outstanding Performance Units or Performance Shares held by such Participant for which the Performance Period has not yet expired shall terminate upon such termination and the Participant shall have no further rights pursuant to such Performance Units or Performance Shares.

                           (ii) TERMINATION OF EMPLOYMENT FOR RETIREMENT, DEATH, OR DISABILITY. If a Participant's employment or service with the Company terminates by reason of the Participant's Retirement, death or Disability prior to the end of a Performance Period , the Participant, or the Participant's estate, devisee or heir at law (whichever is applicable) shall be entitled to a payment of the Participant's outstanding Performance Units and Performance Shares at the end of the applicable Performance Period, pursuant to the terms of the Plan and the Participant's Award Agreement; PROVIDED, HOWEVER, that the Participant shall be deemed to have earned only that proportion (to the nearest whole unit or share) of the Performance Units or Performance Shares granted to the Participant under such Award as the number of months of the Performance Period which have elapsed since the first day of the Performance Period for which the Award was granted to the end of the month in which the Participant's termination of employment or service, bears to the total number of months in the Performance Period, subject to the attainment of the Performance Goals associated with the Award as certified by the Committee. The right to receive any remaining Performance Units or Performance Shares shall be canceled and forfeited.

         10. STOCK AWARDS

         Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, shares of Common Stock, in such amounts, as the Committee shall determine in its sole and absolute discretion. Such Common Stock may be issued in satisfaction of awards granted under any other plan sponsored by the Company or compensation payable to an Eligible Individual. Grants of Common Stock made pursuant to this Section may include the issuance of Common Stock to a Non-Employee Director in settlement of director fees payable to such director that were previously deferred under the Deferred Compensation Plan.

         11. AWARD GRANTS TO NON-EMPLOYEE DIRECTORS

                  (a) GRANTS SUBJECT TO AWARD AGREEMENTS. All Non-Employee Directors shall be eligible to receive Awards pursuant to the terms of this Plan.

                  (b) TERMINATION. Any Awards held by a Non-Employee Director shall be subject to the following provisions upon the termination of such Non-Employee Director's service with the Company.

                           (i) TERMINATION OF DIRECTORSHIP FOR REASON OTHER THAN
CAUSE, DISABILITY, OR DEATH. If a Non-Employee Director's directorship terminates for any reason other than Cause, Disability, or death, the Non-Employee Director or the Non-Employee Director's estate, devisee or heir at law (whichever is applicable) shall have the right at any time within a period not to exceed three (3) years from the date of such termination, and prior to the termination of the Options pursuant to their terms to exercise, in whole or in part, any vested portion of the Options held by such Non-Employee Director at the date of such termination. Upon such termination, the Non-Employee Director's unvested Options shall expire, except as otherwise provided by the Committee.

                           (ii) TERMINATION OF DIRECTORSHIP FOR CAUSE. Upon a
Non-Employee Director's removal, failure to stand for reelection or failure to be re-nominated for Cause, or if the Company obtains information after a Non-Employee Director's directorship terminates that such Non-Employee Director had engaged in conduct that would have justified removal for Cause during the Non-Employee Director's directorship, all outstanding Options held by such Non-Employee Director shall expire immediately and the Non-Employee Director or the Non-Employee Director's estate, devisee or heir at law (whichever is applicable) shall have no further right to purchase shares of Common Stock pursuant to such Options.

                           (iii) DEATH. If a Non-Employee Director's
directorship terminates by reason of such director's death, all nonvested Options held by such director shall vest and become fully exercisable and the Non-Employee Director's estate, devisee or heir at law (whichever is applicable) shall have the right at any time within a period not to exceed three (3) years from the date of the director's death, and prior to the termination of the Options pursuant to their terms to exercise, in whole or in part, any vested portion of the Options held by such Non-Employee Director upon death.

         12. DEFERRAL OF AWARDS

         The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the exercise of an Award, receipt of all or a portion of the shares of Common Stock subject to such Award and/or to receive cash at such later time or times in lieu of such deferred shares of Common Stock, all on such terms and conditions as the Committee shall determine. If any such deferrals are permitted, then notwithstanding anything to the contrary herein, a Participant who elects such deferral shall not have any rights as a stockholder with respect to deferred shares of Common Stock unless and until shares of Common Stock are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Committee.

         13. CHANGE IN CONTROL AND OTHER CORPORATE EVENTS

                  (a) CHANGE IN CONTROL. Unless otherwise provided in an Award Agreement, in the event of a Change in Control, the Committee may, in its sole and absolute discretion, provide on a case by case basis (i) that some or all outstanding Awards may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan, (ii) that all Awards shall terminate, provided however, that Participants shall have the right for a reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any vested Awards in whole or in part, subject to any terms and conditions as the Committee shall establish, (iii) that all Awards shall be honored, assumed or substituted for by new rights (the "Alternative Awards") granted by the Participants' employer immediately following the Change in Control (provided that such Alternative Awards must have economic value substantially equivalent to the Awards at the time of the Change in Control), or
(iv) that any or all Awards shall be purchased by the Company without the consent of the Participants, based on such terms and conditions as the Committee shall determine which shall be communicated to the Participants, provided that any such purchases by the Company must be must made for consideration having economic value substantially equivalent to the Awards at the time of the Change in Control. With respect any Awards subject to performance-based vesting which become vested upon a Change in Control, all Performance Goals shall be deemed satisfied as of the date of the Change in Control.

                  (b) CHANGE IN STATUS OF AFFILIATES. Unless otherwise provided in an Award Agreement or otherwise determined by the Committee, in the event that an entity which was previously a part of the Company is no longer a part of the Company, as determined by the Committee in its sole discretion, the employment or other services of a Participant employed by such entity may be treated in the sole discretion of the Committee as terminated if such Participant is not employed by the Company immediately after such event.

         14. REQUIREMENTS OF LAW

                  (a) STOCKHOLDER APPROVAL. Notwithstanding anything to the contrary herein, no Awards shall be made pursuant to the Plan prior to the date on which the Plan is approved by the stockholders of Odimo Incorporated in accordance with its Bylaws and the laws of the State of Delaware and the rules and regulations of the securities exchange on which the Common Stock is traded.

                  (b) VIOLATIONS OF LAW. The Company shall not be required to sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any provisions of the Sarbanes-Oxley Act, and any other federal or state securities laws or regulations. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Award, the issuance of shares pursuant thereto or the grant of an Award to comply with any law or regulation of any governmental authority.

                  (c) REGISTRATION. At the time of any exercise or receipt of any Award, the Company may, if it shall determine it necessary or desirable for any reason, require the Participant (or Participant's heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to the Company a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant (or Participant's heirs, legatees or legal representative, as the case may be) upon the Participant's exercise of part or all of the Award or receipt of an Award and a stop transfer order may be placed with the transfer agent. Each Award shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Award may not be exercised in whole or in part and the restrictions on an Award may not be removed unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to The Company in its sole discretion. The Participant shall provide the Company with any certificates, representations and information that the Company requests and shall otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval that the Company deems necessary or appropriate. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Award, to cause the exercise of an Award or the issuance of shares pursuant thereto, or to cause the grant of Award to comply with any law or regulation of any governmental authority.

                  (d) WITHHOLDING. The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of an Award, or the removal of restrictions on an Award including, but not limited to: (i) the withholding of delivery of shares of Common Stock until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes; (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold; (iii) withholding the amount due from any such person's wages or compensation due to such person; or (iv) requiring the Participant to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.

                  (e) GOVERNING LAW. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

         15. GENERAL PROVISIONS

                  (a) AWARD AGREEMENTS. All Awards granted pursuant to the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall specify the terms and conditions of the Award granted and shall contain such provisions, as the Committee shall deem appropriate. The terms of each Award Agreement need not be identical for Eligible Individuals provided that all Award Agreements comply with the terms of the Plan.

                  (b) PURCHASE PRICE. To the extent the purchase price of any Award granted hereunder is less than par value of a share of Common Stock and such purchase price is not permitted by applicable law, the per share purchase price shall be equal to the par value of a share of Common Stock.

                  (c) ISSUANCE OF CERTIFICATES; STOCKHOLDER RIGHTS. Odimo Incorporated shall deliver to the Participant a certificate evidencing the Participant's ownership of shares of Common Stock issued pursuant to the exercise of an Award as soon as administratively practicable after satisfaction of all conditions relating to the issuance of such shares. A Participant shall not have any of the rights of a stockholder with respect to such Common Stock prior to satisfaction of all conditions relating to the issuance of such Common Stock, and, except as expressly provided in the Plan, no adjustment shall be made for dividends, distributions or other rights of any kind for which the record date is prior to the date on which all such conditions have been satisfied. The Committee in its absolute and sole discretion may credit a Participant's Award with Dividend Equivalents with respect to any Awards. To the extent that dividends and distributions relating to an Award are held in escrow by the Company, or Dividend Equivalents are credited to an Award, a Participant shall not be entitled to any interest on any such amounts. The Committee may not grant Dividend Equivalents to an Award subject to performance-based vesting to the extent the grant of such Dividend Equivalents would limit the Company's deduction of the compensation payable under such Award for federal tax purposes pursuant to Code Section 162(m).

                  (d) TRANSFERABILITY OF AWARDS. A Participant may not Transfer an Award other than by will or the laws of descent and distribution; PROVIDED, HOWEVER, that the provisions of this Section 15(d) shall not apply to any Common Stock issued that is not subject to any transferability restrictions, and Common Stock issued pursuant to an Award for which all restrictions have lapsed and which are fully vested. Awards may be exercised during the Participant's lifetime only by the Participant. No Award shall be liable for or subject to the debts, contracts, or liabilities of any Participant, nor shall any Award be subject to legal process or attachment for or against such person. Any purported Transfer of an Award in contravention of the provisions of the Plan shall have no force or effect and shall be null and void, and the purported transferee of such Award shall not acquire any rights with respect to such Award. Notwithstanding anything to the contrary, the Committee may in its sole and absolute discretion permit the Transfer of an Award to a Participant's "family member" as such term is defined in the Form S-8 Registration Statement under the Securities Act of 1933, under such terms and conditions as specified by the Committee. In such case, such Award shall be exercisable only by the transferee approved of by the Committee. To the extent that the Committee permits the Transfer of an Incentive Stock Option to a "family member", so that such Option fails to continue to satisfy the requirements of an incentive stock option under the Code such Option shall automatically be re-designated as a Non-Qualified Stock Option.

                  (e) BUYOUT AND SETTLEMENT PROVISIONS. The Committee may at any time on behalf of Odimo Incorporated offer to buy out any Awards previously granted based on such terms and conditions as the Committee shall determine which shall be communicated to the Participants at the time such offer is made.

                  (f) USE OF PROCEEDS. The proceeds received by Odimo Incorporated from the sale of Common Stock pursuant to Awards granted under the Plan shall constitute general funds of Odimo Incorporated.

                  (g) MODIFICATION OR SUBSTITUTION OF AN AWARD. Subject to the terms and conditions of the Plan, the Committee may modify outstanding Awards. Notwithstanding the following, no modification of an Award shall adversely affect any rights or obligations of the Participant under the applicable Award Agreement without the Participant's consent. The Committee in its sole and absolute discretion may rescind, modify, or waive any vesting requirements or other conditions applicable to an Award. Notwithstanding the foregoing, without approval of the stockholders of Odimo Incorporated, an

Award may not be modified to reduce the exercise price thereof nor may an Award at a lower price be substituted for a surrender of an Award, provided that (i) the foregoing shall not apply to adjustments or substitutions in accordance with
Section 5 or Section 14, and (ii) if an Award is modified, extended or renewed and thereby deemed to be in issuance of a new Award under the Code or the applicable accounting rules, the exercise price of such Award may continue to be the original Exercise Price even if less than Fair Market Value of the Common Stock at the time of such modification, extension or renewal.

                  (h) AMENDMENT AND TERMINATION OF PLAN. The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been granted; PROVIDED, HOWEVER, that the approval by a majority of the votes present and entitled to vote at a duly held meeting of the stockholders of Odimo Incorporated at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the amendment, or by written consent in accordance with applicable state law and the Certificate of Incorporation and Bylaws of Odimo Incorporated shall be required for any amendment (i) that changes the class of individuals eligible to receive Awards under the Plan, (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to Awards that are granted under the Plan (except as permitted under Section 5 or Section 14 hereof), (iii) if approval of such amendment is necessary to comply with federal or state law (including without limitation Section 162(m) of the Code and Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded, or (iv) if such amendment eliminates a requirement provided herein that the stockholders of Odimo Incorporated must approve an action to be undertaken under the Plan. Except as permitted under
Section 5 or Section 14 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan. Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.

                  (i) NOTIFICATION OF 83(B) ELECTION. If in connection with the grant of any Award any Participant makes an election permitted under Code
Section 83(b), such Participant must notify the Company in writing of such election within ten (10) days of filing such election with the Internal Revenue Service.

                  (j) DETRIMENTAL ACTIVITY. All Awards shall be subject to cancellation by the Committee if the Participant engages in any Detrimental Activity. To the extent that a Participant engages in any Detrimental Activity prior to, or during the one year period after, any exercise or vesting of an Award but prior to a Change in Control, the Company shall be entitled to recover from the Participant at any time within two (2) years after the exercise or vesting of the Award but prior to a Change in Control, and the Participant shall pay over to the Company with respect to any Award previously held by such Participant (i) an amount equal to the excess of the Fair Market Value of the Common Stock for which any Option was exercised over the Exercise Price paid (regardless of the form by which payment was made) with respect to such Option;
(ii) any shares of Common Stock granted pursuant to any Award other than an Option, and if such shares are not still owned by the Participant, the Fair Market Value of such shares on the date they were issued, or if later, the date all vesting restrictions were satisfied; and (iii) any cash or other property (other than Common Stock) received by the Participant from the Company pursuant to an Award.

                  (k) DISCLAIMER OF RIGHTS. No provision in the Plan, any Award granted or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or service with the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any holder of an Award, at any time, or to terminate any employment or other relationship between any individual and the Company. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

                  (l) UNFUNDED STATUS OF PLAN. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to such Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                  (m) NONEXCLUSIVITY OF PLAN. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable.

                  (n) HEADINGS. The section headings in the Plan are for convenience only; they form no part of the Plan and shall not affect its interpretation.

                  (o) PRONOUNS. The use of any gender in the Plan shall be deemed to include all genders, and the use of the singular shall be deemed to include the plural and vice versa, wherever it appears appropriate from the context.

                  (p) SUCCESSORS AND ASSIGNS. The Plan shall be binding on all successors of the Company and all successors and permitted assigns of a Participant, including, but not limited to, a Participant's estate, devisee, or heir at law.

                  (q) SEVERABILITY. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in such jurisdiction in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

                  (r) NOTICES. Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, to Odimo Incorporated, to its principal place of business, attention: Chief Financial Officer, and if to the holder of an Award, to the address as appearing on the records of the Company.

                                   APPENDIX 1

                                   DEFINITIONS


         "Award" means any Common Stock, Option, Performance Share, Performance Unit, Restricted Stock, Restricted Stock Unit, Stock Appreciation right or any other award granted pursuant to the Plan.

         "Award Agreement" means a written agreement entered into by Odimo Incorporated and a Participant setting forth the terms and conditions of the grant of an Award to such Participant.

         "Board" means the board of directors of Odimo Incorporated.

         "Cause" means, with respect to a termination of employment or service with the Company, a termination of employment or service due to a Participant's dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of the Participant's duties for the Company; PROVIDED, HOWEVER, that if the Participant and the Company have entered into an employment agreement or consulting agreement which defines the term Cause, the term Cause shall be defined in accordance with such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether Cause exists for purposes of the Plan.

         "Change in Control" shall be deemed to occur upon:

                  (a) any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than Odimo Incorporated, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any the Company owned, directly or indirectly, by the stockholders of Odimo Incorporated in substantially the same proportions as their ownership of common stock of Odimo Incorporated), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Odimo Incorporated representing fifty percent (50%) or more of the combined voting power of Odimo Incorporated's then outstanding securities;

                  (b) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph
(a), (c), or (d) of this section) whose election by the Board or nomination for election by Odimo Incorporated's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

                  (c) a merger, consolidation, reorganization, or other business combination of the Odimo Incorporated with any other entity, other than a merger or consolidation which would result in the voting securities of Odimo Incorporated outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of Odimo Incorporated or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of Odimo Incorporated (or similar transaction) in which no person acquires more than fifty percent (50%) of the combined voting power of Odimo Incorporated's then outstanding securities shall not constitute a Change in Control; or

                  (d) the stockholders of Odimo Incorporated approve a plan of complete liquidation of Odimo Incorporated or the consummation of the sale or disposition by Odimo Incorporated of all or substantially all of Odimo Incorporated's assets other than (x) the sale or disposition of all or substantially all of the assets of Odimo Incorporated to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of Odimo Incorporated at the time of the sale or (y) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the stockholders of Odimo Incorporated.

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         "Committee" means a committee or sub-committee of the Board consisting of two or more members of the Board, none of whom shall be an officer or other salaried employee of the Company, and each of whom shall qualify in all respects as a "non-employee director" as defined in Rule 16b-3 under the Exchange Act, and as an "outside director" for purposes of Code Section 162(m). If no Committee exists, the functions of the Committee will be exercised by the Board; PROVIDED, HOWEVER, that a Committee shall be created prior to the grant of Awards to a Covered Employee and that grants of Awards to a Covered Employee shall be made only by such Committee. Not withstanding the foregoing, with respect to the grant of Awards to non-employee directors, the Committee shall be the Board.

         "Common Stock" means the common stock, $.01 par value per share, of Odimo Incorporated.

         "The Company" means Odimo Incorporated and all entities whose financial statements are required to be consolidated with the financial statements of Odimo Incorporated pursuant to United States generally accepted accounting principles and any other entity determined to be an affiliate as determined by the Committee in its sole and absolute discretion.

         "Covered Employee" means "covered employee" as defined in Code Section 162(m)(3).

         "Covered Individual" means any current or former member of the Committee, any current or former officer of the Company, or any individual designated pursuant to Section 4(b).

         "Deferred Compensation Plan" means Odimo Incorporated Non-Employee Director Deferred Compensation Plan or any other deferred compensation adopted by the Company.

         "Detrimental Activity" shall mean (i) the disclosure to anyone outside the Company, or the use in other than the Company's business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company, acquired by a Participant prior to a termination of the Participant's employment or service with the Company; (ii) activity while employed or providing services that results, or if known could result, in the termination of the Participant's employment or service that is classified by the Company as a termination for Cause; (iii) any attempt, directly or indirectly, to solicit, induce or hire (or the identification for solicitation, inducement or hiring of) any non-clerical employee of the Company to be employed by, or to perform services for, the Participant or any person or entity with which the Participant is associated (including, but not limited to, due to the Participant's employment by, consultancy for, equity interest in, or creditor relationship with such person or entity) or any person or entity from which the Participant receives direct or indirect compensation or fees as a result of such solicitation, inducement or hire (or the identification for solicitation, inducement or hire) without, in all cases, written authorization from the Company; (iv) any attempt, directly or indirectly, to solicit in a competitive manner any current or prospective customer of the Company without, in all cases, written authorization from the Company; (v) the Participant's Disparagement, or inducement of others to do so, of the Company or their past and present officers, directors, employees or products; (vi) without written authorization from the Company, the rendering of services for any organization, or engaging, directly or indirectly, in any business, which is competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is otherwise prejudicial to or in conflict with the interests of the Company, PROVIDED HOWEVER that competitive activities shall only be those competitive with any business unit of the Company with regard to which the Participant performed services at any time within the two (2) years prior to the termination of the Participant's employment or service; or (vii) any other conduct or act determined by the Committee, in its sole discretion, to be injurious, detrimental or prejudicial to any interest of the Company. For purposes of subparagraphs (i), (iii), (iv) and (vi) above, the Chief Executive Officer and the General Counsel of the Company shall each have authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.

         "Disability" means a "permanent and total disability" within the meaning of Code Section 22(e)(3); PROVIDED, HOWEVER, that if a Participant and the Company have entered into an employment or consulting agreement which defines the term Disability for purposes of such agreement, Disability shall be defined pursuant to the definition in such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether a Disability exists for purposes of the Plan.

         "Disparagement" means making any comments or statements to the press, the Company's employees or any individual or entity with whom the Company has a business relationship which would adversely affect in any manner: (i) the conduct of the business of the Company (including, without limitation, any products or business plans or prospects), or (ii) the business reputation of the Company or any of its products, or its past or present officers, directors or employees.

         "Dividend Equivalents" means an amount equal to the cash dividends paid by the Company upon one share of Common Stock subject to an Award granted to a Participant under the Plan.

         "Effective Date" shall mean the date that the Plan was approved by the stockholders of Odimo Incorporated in accordance with its Bylaws and the laws of the State of Delaware or such later date as is provided in the resolutions adopting the Plan.

         "Eligible Individual" means any employee, officer, director (employee or non-employee director) or consultant of the Company to whom Awards are granted in connection with an offer of future employment with the Company.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exercise Price" means the purchase price of each share of Common Stock subject to an Award.

         "Fair Market Value" means, unless otherwise required by the Code, as of any date, the last sales price reported for the Common Stock on the applicable date, (i) as reported by the national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; PROVIDED, HOWEVER, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange or automated system sponsored by the National Association of Securities Dealers, Inc. on which the Common Stock is listed or traded. For purposes of the grant of any Award, the applicable date shall be the day prior to the date on which the Award is granted. If the Common Stock is not readily traded on a national securities exchange or quoted on any automated quotation system sponsored by the National Association of Securities Dealers, Inc., the Fair Market Value shall be determined in good faith by the Committee.

         "Grant Date" means the date on which the Committee approves the grant of an Award or such later date as is specified by the Committee and set forth in the applicable Award Agreement.

         "Incentive Stock Option" means an "incentive stock option" within the meaning of Code Section 422.

         "Odimo Incorporated" means Odimo Incorporated, a Delaware corporation.

         "Non-Employee Director" means a director of Odimo Incorporated who is not an active employee of the Company.

         "Non-qualified Stock Option" means an Option which is not an Incentive Stock Option.

         "Option" means an option to purchase Common Stock granted pursuant to Sections 6 or 11 of the Plan.

         "Participant" means any Eligible Individual who holds an Award under the Plan and any of such individual's successors or permitted assigns.

         "Performance Goals" means the specified performance goals which have been established by the Committee in connection with an Award. Performance Goals will be based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion: (i) the attainment of certain target levels of, or a specified increase in, Odimo Incorporated's enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in, Odimo Incorporated's after-tax or pre-tax profits including, without limitation, that attributable to Odimo Incorporated's continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase relating to, Odimo Incorporated's operational cash flow or working capital, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, Odimo Incorporated's operational costs, or a component thereof (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of Odimo Incorporated's long-term or short-term public or private debt or other similar financial obligations of Odimo Incorporated, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share or earnings per share from Odimo Incorporated's continuing operations; (vii) the attainment of certain target levels of, or a specified percentage increase in, Odimo Incorporated's net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, Odimo Incorporated's return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, Odimo Incorporated's after-tax or pre-tax return on stockholder equity; (x) the attainment of certain target levels in the fair market value of Odimo Incorporated's Common Stock; (xi) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; and (xii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization). In addition, Performance Goals may be based upon the attainment by a subsidiary, division or other operational unit of Odimo Incorporated of specified levels of performance under one or more of the measures described above. Further, the Performance Goals may be based upon the attainment by Odimo Incorporated (or a subsidiary, division or other operational unit of Odimo Incorporated) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. To the extent permitted under Code Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein or
(iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned.

         "Performance Period" means the period during which Performance Goals must be achieved in connection with an Award granted under the Plan.

         "Performance Share" means a right to receive a fixed number of shares of Common Stock, or the cash equivalent, which is contingent on the achievement of certain Performance Goals during a Performance Period.

         "Performance Unit" means a right to receive a designated dollar value, or shares of Common Stock of the equivalent value, which is contingent on the achievement of Performance Goals during a Performance Period.

         "Person" shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a Parent or Subsidiary.

         "Plan" means this Amended and Restated Odimo Incorporated Stock Incentive Plan.

         "Realization Event" means the date of the earliest to occur of the following: (a) a consolidation or merger of the Company in which the Company is not the continuing or surviving entity or pursuant to which Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock and convertible securities immediately prior to the merger have the same proportionate ownership in the surviving entity immediately after the merger, (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, (c) the stockholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company, (d) the sale by the existing stockholders of more than 50% of the issued and outstanding capital stock of the Company to any other person who is not an affiliate (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), either before or after such sale, or otherwise in an arms-length transaction, or (e) the completion of an offering of Common Stock of the Company to the public pursuant to a registration statement under the Securities Act of 1933, as amended.

         "Restricted Stock" means Common Stock subject to certain restrictions, as determined by the Committee, and granted pursuant to Section 8 hereunder.

         "Restricted Stock Unit" means the right to receive to receive a fixed number of shares of Common Stock, or the cash equivalent, granted pursuant to
Section 8 hereunder.

         "Retirement" means a termination of employment of a Participant (other than for Cause or within ninety (90) days after an event which would be grounds for a termination of employment for Cause) who has attained (1) at least age sixty-five (65); (2) at least age sixty-two (62) and performed ten (10) or more years of service with the Company (or its predecessors); or (3) such earlier date after age fifty-five (55) as approved by the Committee with regard to such Participant.

         "Section 424 Employee" means an employee of Odimo Incorporated or any "subsidiary corporation" or "parent corporation" as such terms are defined in and in accordance with Code Section

424. The term "Section 424 Employee" also includes employees of a corporation issuing or assuming any Options in a transaction to which Code Section 424(a) applies.

         "Stock Appreciation Right" means the right to receive all or some portion of the increase in value of a fixed number of shares of Common Stock granted pursuant to Section 7 hereunder.

         "Transfer" means, as a noun, any direct or indirect, voluntary or involuntary, exchange, sale, bequeath, pledge, mortgage, hypothecation, encumbrance, distribution, transfer, gift, assignment or other disposition or attempted disposition of, and, as a verb, directly or indirectly, voluntarily or involuntarily, to exchange, sell, bequeath, pledge, mortgage, hypothecate, encumber, distribute, transfer, give, assign or in any other manner whatsoever dispose or attempt to dispose of.